Exhibit 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated March 8, 2002 included in this Form 10-K, into Gables Residential Trust's previously filed Registration Statements on Form S-8 (File Nos. 333-00618, 33-83054, 333-27177, 333-37190, 333-56334 and 333-83916) and Form S-3 (File Nos. 33-89000, 333-40, 333-13651, 333-30093, 333-41999, 333-68359, 333-75999, 333-78389, 333-52306 and 333-46004).

/s/ Arthur Andersen LLP

Atlanta,  Georgia
March 25, 2002